As filed with the Securities and Exchange Commission on August 18, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLDSPACE, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	52-1732881
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

Donald J. Frickel, Esq.

Executive Vice President, General Counsel and Secretary

WorldSpace, Inc.

8515 Georgia Avenue, Silver Spring, MD 20910

(301) 960-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey E. Cohen, Esq.

Baker & McKenzie LLP

1114 Avenue of the Americas

New York, NY 10036

(212) 626-4936

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Class A Common Stock, par value $0.01 per share, underlying convertible notes(4)	11,605,843	$2.065	$23,966,065.80	$2,565

(1)	All of the shares of the Registrant’s Class A Common Stock, par value $0.01 per share, offered hereby are being offered for the account of selling stockholders named in this prospectus. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class A Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act, computed based upon the average of the high and low selling prices per share of the Registrant’s Class A Common Stock on August 15, 2006, on the Nasdaq Global Market.

(3)	Calculated at a rate of $107.00 per million pursuant to SEC Fee Rate Advisory #5 for Fiscal Year 2006.

(4)	Represents the shares of Class A Common Stock issuable upon conversion of the $155,000,000 aggregate principal amount 5% Convertible Notes due 2014 issued by the Registrant to a group of private investors.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 18, 2006

PRELIMINARY PROSPECTUS

11,605,843 Shares

Class A Common Stock

This prospectus relates to the registration of 11,605,843 shares of our Class A Common Stock which are issuable upon any conversion of our outstanding senior unsecured convertible notes. None of such notes has been converted into shares of our Class A Common Stock as of the date hereof. The shares issuable upon exercise of the notes are being registered, pursuant to the requirements of a registration rights agreement dated December 30, 2004 among the Company and the holders of the convertible notes, to permit the note holders, upon conversion of the notes, to sell the shares from time to time in the public market.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares hereunder.

The shares of Class A Common Stock covered by this prospectus may be offered or sold from time to time directly to purchasers or through agents, underwriters, brokers or dealers at prevailing market or privately negotiated prices and on other terms to be determined at the time of sale. See “Plan of Distribution.”

Our Class A Common Stock is listed on the Nasdaq Global Market under the trading symbol “WRSP.” On August 17, 2006, the last reported sale price of our Class A Common Stock was $2.28 per share.

Investing in our Class A Common Stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock beginning on page 29 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and any risk factors set forth in our other filings with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August     , 2006.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain or incorporate by reference information that includes or is based upon forward-looking statements. These statements may relate to our growth strategy and our future financial performance, including our operations, economic performance, financial condition and prospects, and other future events. We generally identify forward-looking statements by using such words as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” or variations of such words or other similar expressions and the negatives of such words. These forward-looking statements are only predictions and are based on our current expectations.

In addition, a number of known and unknown risks, uncertainties and other factors could affect the accuracy of these statements, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Some of the more significant known risks that we face are uncertainty regarding market acceptance of our products and services and our ability to generate revenue or profit. Other important factors to consider in evaluating our forward-looking statements include:

•	our possible inability to execute our strategy due to changes in our industry or the economy generally;

•	our possible inability to execute our strategy due to changes in political, economic and social conditions in the markets in which we operate;

•	uncertainties associated with currency exchange fluctuations;

•	changes in laws and regulations governing our business and operations or permissible activities;

•	changes in our business strategy; and

•	the success of our competitors and the emergence of new competitors.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity or performance. Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have based these forward-looking statements on our current expectations and projections about future events and financial, political and social trends and assumptions we made based on information currently available to us. These statements may be affected by inaccurate assumptions we might have made or by known or unknown risks and uncertainties, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. In light of these assumptions, risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

Forward-looking statements contained herein speak only as of the date of this prospectus. Unless required by law, we undertake no obligation to update publicly or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the selling stockholders may, from time to time, sell Class A Common Stock in one or more offerings. You should read this prospectus together with additional information described in “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information in this prospectus is accurate after the date of this prospectus. Our business, financial condition and results of operations and prospects may have changed since that date.

OUR COMPANY

We are a global media and entertainment company which provides satellite-based digital radio services.

Our principal executive office is located at 8515 Georgia Avenue, Silver Spring, Maryland 20910 and our telephone number at that office is (301) 960-1200. Our website is located at www.worldspace.com. Information contained on our website is not part of, and is not incorporated into, this prospectus.

THE OFFERING

Common shares outstanding prior to conversion of convertible notes held by the selling stockholders(1)	38,767,535
Class A Common Stock	21,341,092
Class B Common Stock	17,426,443
Shares of Class A Common Stock that may be offered by selling stockholders, upon conversion of convertible notes	11,605,843
Common shares to be outstanding following conversion of convertible notes(1)	50,373,378
Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders.
Selling Stockholders	See “Selling Stockholders” for information concerning the stockholders who may sell shares of our Class A Common Stock pursuant to this prospectus.
Plan of distribution	See “Plan of Distribution.”
Nasdaq Global Market symbol	WRSP

(1)	Based on the number of shares of Class A Common Stock and Class B Common Stock outstanding as of August 15, 2006.

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and any risk factors set forth in our other filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from any sale of Class A Common Stock by the selling stockholders.

SELLING STOCKHOLDERS

On December 31, 2004, we issued an aggregate principal amount of $155 million of senior unsecured convertible notes (the “Convertible Notes”) to a group of private investors. The Convertible Notes accrue interest at a rate of 5% per annum. The Convertible Notes may, at the option of each holder, be converted into shares of our Class A Common Stock at any time. The currently applicable conversion price for the Convertible Notes is $13.52. The conversion price is subject to adjustment in the event of certain customary dilutive events.

This prospectus relates to the possible resale by the holders of the Convertible Notes of shares of our Class A Common Stock issuable upon the conversion of the Convertible Notes. When we refer to “selling stockholders” in this prospectus, we mean those persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in such shares of our Class A Common Stock other than through a public sale.

In connection with the Convertible Notes, we entered into a Registration Rights Agreement dated December 30, 2004 (the “Registration Rights Agreement”) with the holders of the Convertible Notes pursuant to which we agreed to provide certain registration rights, including demand registration rights, to the holders, with respect to the Convertible Notes. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreement.

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of Class A Common Stock covered by this prospectus. The selling stockholders, however, make no representations that the shares covered by this prospectus will be offered for sale. We have agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (x) such time as the holders are eligible to sell all of their shares issuable upon conversion of the Convertible Notes in a sale pursuant to Section 144(k) of the Securities Act and (y) the date that all of the shares covered by this prospectus have been sold.

The table below presents information regarding the selling stockholders and the shares that each such selling stockholder may offer and sell from time to time under this prospectus. The beneficial ownership of our common stock set forth in the table is determined in accordance with the rules of the SEC. The number of shares in the column “Number of Shares of Common Stock Covered by This Prospectus” represents all of the shares that a selling stockholder may offer under this prospectus. The column “Shares of Common Stock Beneficially Owned After Offering” assumes that the selling stockholder will have sold all of such shares under this prospectus. However, because the selling stockholders may offer, from time to time, some or none of such shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of the sales.

Under the terms of the Convertible Notes, a holder may not convert its Convertible Note to the extent such conversion would cause the holder, together with its affiliates, to beneficially own a number of shares of Class A Common Stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion (excluding for purposes of such determination shares of Class A Common Stock issuable upon conversion of the Convertible Notes which have not been converted).

Name	Shares of Common Stock Beneficially Owned Before Any Offering	Number of Shares of Common Stock Covered by This Prospectus(1)	Shares of Common Stock Beneficially Owned After Offering
Amphora Limited(2)	4,118,202	4,118,202	0
Amaranth LLC(3)	224,630	224,630	0
Highbridge International LLC(4)	4,118,202	4,118,202	0
OZ Master Fund, Ltd.(5)	1,123,146	1,123,146	0
AG Offshore Convertibles, Ltd.(6)	898,517	898,517	0
Citadel Equity Fund Ltd.(7)	1,123,146	1,123,146	0

(1)	Each of the selling stockholders may offer under this prospectus up to the number of shares of Class A Common Stock listed in the third column of this table. The selling stockholders may elect to sell all or a part of their Class A Common Stock in the event that we commit to an underwritten public offering of our Class A Common Stock. In addition, the selling stockholders may sell all or a part of their Class A Common Stock in an offering in which we do not participate. The decision by any of the selling stockholders to sell any of their respective shares of Class A Common Stock in an offering will depend upon the market price of our Class A Common Stock at that time and other factors deemed relevant by such selling stockholder. See “Plan of Distribution” for a description of the transactions in which the selling stockholders may offer or sell their Class A Common Stock.

(2)	The shares of common stock attributed to Amphora Limited are shares of Class A Common Stock underlying a Convertible Note issued to Amphora Limited which is exercisable within 60 days. The address of Amphora Limited is c/o Amaranth Advisors L.L.C., One American Lane, Greenwich, CT 06831. Amaranth Advisors L.L.C., the Trading Advisor for Amphora Limited, exercises dispositive powers with respect to the Convertible Notes, and voting and/or dispositive power with respect to the common stock underlying the Convertible Notes. Amaranth Advisors L.L.C. has designated authorized signatories who will sign on behalf of Amphora Limited, the selling stockholder. Nicholas M. Maounis is the managing member of Amaranth Advisors L.L.C.

(3)	The shares of common stock attributed to Amaranth LLC are shares of Class A Common Stock underlying a Convertible Note issued to Amaranth LLC which is exercisable within 60 days. The address of Amaranth LLC is c/o Amaranth Advisors L.L.C., One American Lane, Greenwich, CT 06831. Amaranth Advisors L.L.C., the Trading Advisor for Amaranth LLC, exercises dispositive powers with respect to the Convertible Notes, and voting and/or dispositive power with respect to the common stock underlying the Convertible Notes. Amaranth Advisors L.L.C. has designated authorized signatories who will sign on behalf of Amaranth LLC, the selling stockholder. Nicholas M. Maounis is the managing member of Amaranth Advisors L.L.C.

(4)	The shares of common stock attributed to Highbridge International LLC are shares of Class A Common Stock underlying a Convertible Note issued to Highbridge International which is exercisable within 60 days. The address of Highbridge International is c/o Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York 10019. Highbridge Capital Management, LLC is the trading manager of Highbridge International and has voting control and investment discretion over securities held by Highbridge International. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International.

(5)	The shares of common stock attributed to OZ Master Fund, Ltd. are shares of Class A Common Stock underlying a Convertible Note issued to OZ Master Fund which is exercisable within 60 days. The address of OZ Master Fund is c/o OZ Management, L.L.C., 9 West 57th Street, 39th Floor, New York, New York 10019.

(6)	The shares of common stock attributed to AG Offshore Convertibles, Ltd. are shares of Class A Common Stock underlying a Convertible Note issued to AG Offshore Convertibles which is exercisable within 60 days. The address of AG Offshore Convertibles is c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, New York, New York 10167.

(7)	The shares of common stock attributed to Citadel Equity Fund Ltd. are shares of Class A Common Stock underlying a Convertible Note issued to Citadel Equity Fund which is exercisable within 60 days. The address of Citadel Equity Fund is c/o Citadel Limited Partnership, 131 S. Dearborn Street, Chicago, Illinois 60603.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the convertible notes to permit the resale of these shares of Common Stock by the holders of the convertible notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume.

The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible notes or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $32,962 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.

We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference certain information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the Commission subsequent to this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the Commission.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2006 and for the fiscal quarter ended June 30, 2006;

•	Our Proxy Statement on Schedule 14A for our May 10, 2006 annual meeting of stockholders;

•	Our Current Reports on Form 8-K filed on March 3, 2006, April 10, 2006 and May 10, 2006, provided, however, that the Registrant is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K; and

•	The description of our Class A Common Stock, which is registered under Section 12 of the Exchange Act, contained in our Form 8-A filed on July 29, 2005 with the SEC under Section 12(g) of the Exchange Act.

We also incorporate by reference into this prospectus all documents that we may subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering, including all documents that we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of first filing this registration statement and prior to the effectiveness of this registration statement. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the documents which are incorporated by reference in this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

Requests should be directed to Investor Relations, WorldSpace, Inc., 8515 Georgia Avenue, Silver Spring, MD 20910, or by calling WorldSpace Investor Relations directly at (301) 960-1200.

LEGAL MATTERS

The validity of the Class A Common Stock offered hereby will be passed upon for the selling stockholders by Baker & McKenzie LLP, New York, New York.

EXPERTS

The consolidated financial statements of WorldSpace, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 have been audited by Grant Thornton LLP, independent registered public accountants, as set forth in its report thereon appearing elsewhere herein, and have been incorporated herein in reliance on said report of such firm given on its authority as experts in auditing and accounting in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by us may be inspected without charge at the public reference room of the SEC, which is located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the reports, proxy statements and other information from the public reference room, upon the payment of the prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov that contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC. You can inspect the reports, proxy statements and other information on this website.

This prospectus, which constitutes part of a registration statement on Form S-3 filed with the SEC, does not include all of the information, undertakings and exhibits included in such registration statement. Copies of the full registration statement can be obtained from the SEC as indicated above, or from us.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the Class A Common Stock being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except the SEC registration fee and the NASD filing fee.

SEC registration fee	$2,565
Legal fees and expenses	$20,000
Accounting fees and expenses	$5,000
NASD filing fee	$2,897
Miscellaneous expenses	$2,500
Total	$32,962

Item 15.	Indemnification of Directors and Officers

Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

Charter and by-laws. WorldSpace’s certificate of incorporation and bylaws provide that it will indemnify and advance expenses to its directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was WorldSpace’s director, officer or employee, or is or was serving at WorldSpace’s request as a director, officer, employee or agent of another corporation or enterprise.

Insurance. WorldSpace also has directors’ and officers’ liability insurance to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling WorldSpace pursuant to the foregoing provisions, WorldSpace has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	List of Exhibits

The following is a list of exhibits filed as part of this registration statement, which are incorporated herein.

Exhibit Number	Exhibit Description
3.1(a)	Certificate of Incorporation of WorldSpace, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-124044) filed on April 13, 2005).

3.1(b)	Amendment to Certificate of Incorporation of WorldSpace, Inc. (incorporated by reference to Exhibit 3.1(b) to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-124044) filed on July 19, 2005).

3.1(c)	Amendment to Certificate of Incorporation of WorldSpace, Inc. (incorporated by reference to Exhibit 3.1(c) to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-124044) filed on July 19, 2005).

3.2	By-laws of WorldSpace, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-124044) filed on April 13, 2005).

4.1	Provisions defining the rights of holders of our Class A Common Stock in our Certificate of Incorporation, as amended, and By-laws (included in Exhibits 3.1 and 3.2).

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

Item 17.	Undertakings

WorldSpace hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by WorldSpace pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

WorldSpace hereby undertakes that, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

WorldSpace hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of WorldSpace’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of WorldSpace pursuant to the foregoing provisions, or otherwise, WorldSpace has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by WorldSpace of expenses incurred or paid by a director, officer or controlling person of WorldSpace in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, WorldSpace will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 18, 2006.

WORLDSPACE, INC.

By:	/s/ Noah A. Samara
Noah A. Samara
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 18, 2006. Each person whose signature appears below as a signatory to this registration statement hereby constitutes and appoints Noah A. Samara and Donald J. Frickel, or either one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefore may lawfully do or cause to be done by virtue hereof.

Signatures	Title

/s/ Noah A. Samara Noah A. Samara	Chairman, Chief Executive Officer and President (Chief Executive Officer)

/s/ Sridhar Ganesan Sridhar Ganesan	Executive Vice President-Chief Financial Officer (Chief Financial Officer)

/s/ Vincent Loiacono Vincent Loiacono	Senior Vice President (Chief Accounting Officer)

/s/ Kassahun Kebede Kassahun Kebede	Director

/s/ Jack F. Kemp Jack F. Kemp	Director

/s/ James R. Laramie James R. Laramie	Director

/s/ Charles McC. Mathias Charles McC. Mathias	Director

/s/ Michael Nobel Michael Nobel	Director

/s/ Gary M. Parsons Gary M. Parsons	Director

/s/ William Schneider, Jr. William Schneider, Jr.	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1(a)	Certificate of Incorporation of WorldSpace, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-124044) filed on April 13, 2005).

3.1(b)	Amendment to Certificate of Incorporation of WorldSpace, Inc. (incorporated by reference to Exhibit 3.1(b) to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-124044) filed on July 19, 2005).

3.1(c)	Amendment to Certificate of Incorporation of WorldSpace, Inc. (incorporated by reference to Exhibit 3.1(c) to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-124044) filed on July 19, 2005).

3.2	By-laws of WorldSpace, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-124044) filed on April 13, 2005).

4.1	Provisions defining the rights of holders of our Class A Common Stock in our Certificate of Incorporation, as amended, and By-laws (included in Exhibits 3.1 and 3.2).

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).